Exhibit 99.1

Hut 8 Announces $150 Million Strategic Investment from Coatue to Partner in Building Next Generation AI Infrastructure Platform

Funding will accelerate growth in Hut 8’s data center portfolio

Reinforces Hut 8’s position as a market leader in sourcing, developing, and operating energy infrastructure

MIAMI, FL, June 24, 2024 (GLOBE NEWSWIRE) – Hut 8 Corp. (Nasdaq | TSX: HUT) (“Hut 8” or the “Company”), a leading, vertically integrated operator of large-scale energy infrastructure and one of North America’s largest Bitcoin miners, today announced that it has entered into a definitive agreement with a fund managed by Coatue Management, L.L.C. (“Coatue”) pursuant to which Coatue has agreed to invest $150 million into the Company through a convertible note (the “Note”).

“We are committed to supporting innovators advancing AI and believe that compute capacity is crucial to unlocking significant growth across the ecosystem,” said Philippe Laffont, Founder and Portfolio Manager of Coatue. "We believe that Hut 8 is well-positioned to accelerate new compute capacity and can capitalize on the opportunity it will bring.”

“The broader market is beginning to appreciate the scarcity of high-quality power assets, and Hut 8 has built a deep pipeline of highly attractive expansion assets,” said Robert Yin, Partner at Coatue. “We believe their differentiated energy strategy and track record of fast, cost-efficient development will continue to drive competitive advantage as they execute on these opportunities.”

Many traditional data center operators are failing to meet the surging demand for AI compute capacity due to power shortages, long lead times to bring new capacity online, and the extensive upgrades required for existing data centers to support the latest generation of high-density compute. Hut 8 believes it can leverage its proven ability to develop and operate complex energy infrastructure to address unmet demand and emerge as a leader in the AI infrastructure market.

“We are thrilled to be partnering with Coatue, given the firm’s deep expertise and long track record of investments in the AI ecosystem,” said Asher Genoot, Chief Executive Officer of Hut 8. “We believe this partnership will allow us to unlock significant opportunities and connectivity to the broader space as we enter this next phase of growth.”

Key Financing Terms

The Company and Coatue have entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which Coatue has agreed to purchase the Note (the “Transaction”). When issued, the Note will have a principal amount of $150 million and bear interest at a rate of 8.00% per year (compounded quarterly). The Note will have an initial term of five years, subject to extension for up to three one-year extension periods at the option of the Company. Interest on the Note will be payable in cash or in-kind, at the Company’s option. The Note will be a senior unsecured obligation of the Company and guaranteed by Hut 8 Mining Corp., a direct wholly-owned subsidiary of the Company.

Coatue will have the option to convert the Note into shares of the Company’s common stock, subject to certain limitations. The initial conversion price of the Note is $16.395 per share of common stock, subject to certain anti-dilution adjustments (the “Conversion Price”), which is an approximately 45% premium to the 10-Day VWAP through June 20, 2024, the day prior to the signing of the Note Purchase Agreement.

The closing of the issuance of the Note is expected to be completed on or prior to July 11, 2024, subject to customary closing conditions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional Transaction Information

The Company has made available on its website a presentation with additional information concerning the transaction. Additional information, including the Note Purchase Agreement, is available in the Form 8-K that the Company will file with the Securities and Exchange Commission.

About Hut 8

Hut 8 Corp. is an energy infrastructure operator and Bitcoin miner with self-mining, hosting, managed services, and traditional data center operations across North America. Headquartered in Miami, Florida, Hut 8 Corp. has a portfolio comprising nineteen sites: ten Bitcoin mining, hosting, and Managed Services sites in Alberta, New York, and Texas, five high performance computing data centers in British Columbia and Ontario, and four power generation assets in Ontario. For more information, visit www.hut8.com and follow us on X (formerly known as Twitter) at @Hut8Corp.

Cautionary Note Regarding Forward–Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including statements relating to the closing of the Transaction, the anticipated complementary strengths of the parties to the Transaction, the anticipated use of the proceeds of the funding to be generated from the Transaction, the Company’s plans to accelerate growth in its data center portfolio and support new compute capacity for AI workloads, the Company’s plans to address unmet demand and emerge as a leader in the AI infrastructure market, and future growth of the Company’s business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “allow”, “believe”, “estimate”, “expect”, “predict”, “can”, “might”, “potential”, “predict”, “is designed to”, “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by the Company as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the satisfaction of conditions to the closing of the Transaction on the proposed terms or at all; the ability to obtain necessary stock exchange, regulatory, governmental or other approvals in the time assumed or at all; the ability to realize the anticipated benefits of the Transaction; the potential impact on mining activities; the potential impact of the announcement or consummation of the Transaction on relationships, including with regulatory bodies, employees, suppliers, customers, competitors and other key stakeholders; the Company’s ability to compete in the highly-competitive AI infrastructure market; the ability of the Company to transition its expertise in the sourcing, development and operation of Bitcoin mining sites to the sourcing, development and operation of AI data centers; the Company’s ability to execute on its pipeline of new sites; the impact of rapid technological development in the AI industry and its impacts to the infrastructure needs of AI marketplace participants; changes in market demand; and the other risks described under the “Risk Factors” section of the Company’s Transition Report on Form 10-K, filed with the SEC on April 26, 2024, and available under the Company’s EDGAR profile at www.sec.gov.

Hut 8 Corp. Investor Relations

Sue Ennis

sue@hut8.com

Hut 8 Corp. Media Relations

Eóin Fay

eoin.fay@hut8.com